EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST
DECLARES DECEMBER CASH DISTRIBUTION

    Dallas, Texas, December 18, 2006 - Bank of America, N.A., as Trustee of the Cross Timbers Royalty Trust (NYSE - CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.329293 per unit, payable on January 16, 2007, to unitholders of record on December 29, 2006. The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions.

	Underlying Sales Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)
Current Month	21,000	193,000	$53.81	$7.15 (a)

Prior Month	21,000	217,000	$59.47	$8.06 (b)

(a)	Excludes $323,771 related to lawsuit settlement proceeds for the underpayment of royalties on certain San Juan Basin properties, which increases the average price to $9.02 per Mcf.
(b)	Excludes $1,155,000 related to lawsuit settlement proceeds for the underpayment of royalties on certain San Juan Basin properties, which increases the average price to $13.99 per Mcf.

    As reported to the trustee by XTO Energy, the November and December 2006 distributions include lawsuit settlement proceeds totaling $1,988,934 ($0.33 per unit) related to the underpayment of royalties on certain San Juan Basin properties.  As of the December 2006 distribution, all related proceeds have been distributed to the trust.  The November 2006 distribution included proceeds of $1,500,000 ($0.25 per unit) and the December 2006 distribution includes $488,934 ($0.08 per unit).  Total interest income included in these amounts is $510,163, ($0.09 per unit).

    For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

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Contact:	Nancy G. Willis Vice President Bank of America, N.A. Toll Free - 877/228-5084